Exhibit 23.2


                          INDEPENDENT AUDITORS' CONSENT


      We consent to the incorporation by reference in this Registration Statement of Kroll Inc. on Form S-8 of our report dated February 15, 2002 (March 21, 2002 as to Note 20), appearing in the Annual Report on Form 10-K of Kroll Inc. for the year ended December 31, 2001.

Deloitte & Touche LLP
New York, New York


June 21, 2002